EXHIBIT 10.1

TECTONIC FINANCIAL, INC.

AWARD AGREEMENT FOR EMPLOYEES – RESTRICTED STOCK

UNDER THE T ACQUISITION, INC.

AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

THIS AWARD AGREEMENT FOR EMPLOYEES – RESTRICTED STOCK (this “Agreement”), dated as of                     , is between TECTONIC FINANCIAL, INC., a Texas corporation (the “Company”), and the individual identified on the signature page hereof (the “Participant”).

BACKGROUND

A. The Participant is currently an employee of the Company or one of its Subsidiaries.

B. The Company desires to (i) provide the Participant with an incentive to remain in the employ of the Company or one of its Subsidiaries, and (ii) increase the Participant’s interest in the success of the Company by granting shares of restricted stock (the “Restricted Stock”) to the Participant.

C. The grant of the Shares of Restricted Stock is (i) made pursuant to the T Acquisition, Inc. Amended and Restated 2017 Equity Incentive Plan (the “Plan”), (ii) made subject to the terms and conditions of this Agreement, and (iii) not employment compensation nor an employment right and is made in the discretion of the Company’s Compensation Committee.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions; Incorporation of Plan Terms. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan. This Agreement and the Restricted Stock grant shall be subject to the Plan. The terms of the Plan are incorporated into this Agreement by reference. If there is a conflict or an inconsistency between the Plan and this Agreement, the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan.

2. Grant of Restricted Stock

(a) Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants to the Participant the number of shares of Restricted Stock specified on the signature page of this Agreement. The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company, or a third party on behalf of the Company, for the Participant’s benefit the shares of Restricted Stock, each of which shall be deemed to be the equivalent of one share of the Company’s common stock, par value $0.01 per share (each, a “Share”).

(b) Unless and until vested, the holder of Shares shall not be entitled to receive any dividends of cash thereon. Upon vesting and after taxes are paid thereon, the Shares shall be entitled to cash dividends paid thereon.

(c) If and whenever the Company declares and pays a dividend or distribution on the Shares in the form of additional shares, or there occurs a forward split of Shares, then a number of additional Restricted Units shall be credited to the Account as of the payment date for such dividend or distribution or forward split equal to (i) the total number of Shares of Restricted Stock credited to the Account on the record date for such dividend or distribution or split (other than previously settled or forfeited Shares of Restricted Stock), multiplied by (ii) the number of additional Shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding Share. The additional Shares shall be or become vested to the same extent as the Restricted Stock that resulted in the crediting of such additional Shares of Restricted Stock.

3. Terms and Conditions. All of the Shares of Restricted Stock shall initially be unvested.

(a) Vesting.                 percent (     %) of the Shares of Restricted Stock (rounded up to the nearest whole number) shall vest on                           and on                           the remaining                 Percent (     %) of the Shares of Restricted Stock shall vest, unless previously vested or forfeited in accordance with the Plan or this Agreement (the “Normal Vesting Schedule”).

(i) Any Shares of Restricted Stock that fail to vest because the employment condition set forth in Section 3(c) is not satisfied shall be forfeited, subject to the special provisions set forth in subsections (ii) through (iv) of this Section 3(a).

(ii) If the Participant’s employment terminates due to death or Disability, or in the event of a Change in Control where the holders of the Company’s Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the Shares of Restricted Stock not previously vested shall immediately become vested.

(iii) If-on or within two years after a Change in Control (other than a Change in Control described in Section 3(a)(ii) above), the Participant is terminated by the Company, Shares of Restricted Stock not previously vested shall immediately become vested.

(b) Restrictions on Transfer. Until the earlier of the applicable vesting date as set forth in Section 3(a) (“Vesting Schedule”), the date of a termination of employment due to death or Disability, the date of a Change in Control described in Section 3(a)(ii), or the date of a termination of employment on or within two years after a Change in Control described in Section 3(a)(iii), or as otherwise provided in the Plan, no transfer of the Shares of Restricted Stock or any of the Participant’s rights with respect to such Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Company’s Compensation Committee determines otherwise, upon any attempt to transfer any Shares of Restricted Stock before the earlier of the applicable vesting date pursuant to Section 3(a), the date of a termination of employment due to death or Disability, the date of a Change in Control described in Section 3(a)(ii), or the date of a termination of employment on or within two years after a Change in Control described in Section 3(a)(iii), such unit, and all of the rights related to such unit, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

(c) Forfeiture. Upon termination of the Participant’s employment with the Company or a Subsidiary for any reason other than death, Disability or one of the reasons set forth in Section 3(a)(iii), the Participant shall forfeit any and all Shares of Restricted Stock which have not vested as of the date of such termination and such units shall revert to the Company without consideration of any kind.

(d) Settlement. Shares of Restricted Stock not previously forfeited shall be settled on the earlier of the applicable vesting date under the Vesting Schedule, the date of a termination of employment due to death or Permanent Disability, the date of a Change in Control described in Section 3(a)(ii), or the date of a termination of employment on or within two years after a Change in Control described in Section 3(a)(iii) by delivery of one Share of common stock for each Share of Restricted Stock being settled.

4. Confidentiality; Non-Competition; Non-Solicitation. The Participant acknowledges and expressly confirms the applicability of the non-competition and non-solicitation and other restrictive covenants in his employment agreement, which is incorporated in this Agreement by reference as if fully set forth herein mutatis mutandis, and agrees to continue to be bound thereby in accordance with its terms.

5. Taxes.

(a) This Section 5(a) applies only to (a) all Participants who are U.S. employees, and (b) to those Participants who are employed by a subsidiary of the Company that is obligated under applicable local law to withhold taxes with respect to the settlement of the Shares of Restricted Stock. Such Participant shall pay to the Company or a designated subsidiary, promptly upon request, and in any event at the time the Participant recognizes taxable income with respect to the Shares of Restricted Stock, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Shares of Restricted Stock. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, with the approval of the Plan administrator, by delivering already owned unrestricted Shares or by having the Company withhold a number of Shares in which the Participant would otherwise become vested under this Agreement, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined.

(b) The Participant acknowledges that the tax laws and regulations applicable to the Shares of Restricted Stock and the disposition of the shares following the settlement of Shares of Restricted Stock are complex and subject to change.

6. Securities Laws Requirements. The Company shall not be obligated to transfer any shares following the settlement of Shares of Restricted Stock to the Participant free of a restrictive legend if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).

7. No Obligation to Register. The Company shall be under no obligation to register any Shares as a result of the settlement of the Shares of Restricted Stock pursuant to the Securities Act or any other federal or state securities laws.

8. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (consistent with other members of management of the Company), the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any of the Shares of Restricted Stock granted under this Agreement or any shares resulting the settlement thereof without the prior written consent of the Company or its underwriters.

9. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Shares of Restricted Stock by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any shares resulting from the settlement of Shares of Restricted Stock on its books nor will any of such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.

10. Rights as a Stockholder. The Participant shall not possess the right to vote the shares underlying the Shares of Restricted Stock until the Shares of Restricted Stock have vested and settled in accordance with the provisions of this Agreement and the Plan.

11. Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors in accordance with its terms. The terms of Sections 1, 4 (for the Term) and 6 through 22 shall expressly survive the later to occur of the vesting and/or forfeiture of the Shares of Restricted Stock and this Agreement.

12. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the Participant’s attention at the mailing address set forth at the foot of this Agreement (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to the Company’s office at 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248, Attention: President (or to such other address as the Company shall have specified to the Participant in writing). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

13. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

14. Authority of the Administrator. The Administrator, which is the Company’s Compensation Committee, shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

15. Representations. The Participant has reviewed with his own tax advisors the applicable tax (U.S., foreign, state, and local) consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

16. Investment Representation. The Participant hereby represents and warrants to the Company that the Participant, by reason of the Participant’s business or financial experience (or the business or financial experience of the Participant’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Participant’s own interests in connection with the transactions contemplated under this Agreement.

17. Entire Agreement; Governing Law. This Agreement and the Plan and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

18. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

19. Amendments; Construction. The Administrator may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without his or her consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Shares of Restricted Stock and shall have no effect on the interpretation hereof.

20. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understand the terms and provision thereof, and accepts the shares of Shares of Restricted Stock subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.

21. Miscellaneous.

(a) No Rights to Grants or Continued Employment. The Participant acknowledges that the award granted under this Agreement is not employment compensation nor is it an employment right, and is being granted at the sole discretion of the Company’s Compensation Committee. The Participant shall not have any claim or right to receive grants of Awards under the Plan. Neither the Plan or this Agreement, nor any action taken or omitted to be taken hereunder or thereunder, shall be deemed to create or confer on the Participant any right to be retained as an employee of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Affiliate or Subsidiary thereof to terminate the employment of the Participant at any time, subject to the terms of his or her written employment agreement (if any).

(b) No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred, or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

(c) Assignment. The Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its affiliates or to a successor or assign in the event of a corporate transaction.

22. Code Section 409A. It is intended, and this Agreement shall be construed, so that the Shares of Restricted Stock shall be exempt from Code section 409A. However, to the extent that any compensation payable under this Agreement constitutes deferred compensation within the meaning of Code section 409A and the Department of Treasury regulations and other guidance thereunder, (i) any provisions of this Agreement that provide for payment of such compensation that is triggered by your separation from service shall be deemed to provide for payment that is triggered only by your “separation from service” within the meaning of Treasury Regulation Section §1.409A-1(h), and (ii) if you are a “specified employee” within the meaning of Treasury Regulation Section §1.409A-1(i) on the date of your separation from service (with such status determined by the Company in accordance with rules established by the Company in writing in advance of the “specified employee identification date” that relates to the date of such separation from service or in the absence of such rules established by the Company, under the default rules for identifying specified employees under Treasury Regulation Section 1.409A-1(i)), such compensation shall be paid to you six months following the date of such separation from service (provided, however, that if you die after the date of your separation from service, this six month delay shall not apply). You acknowledge and agree that the Company has made no representation regarding the tax treatment of any payment under this Agreement and, notwithstanding anything else in this Agreement, that you are solely responsible for all taxes due with respect to any payment under this Agreement.

23. No Section 83(b) Election. The grant of the Shares of Restricted Stock to you is conditioned upon you not making an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the Restricted Shares. By signing and delivering this Agreement, you covenant and agree not to make an election under Code section 83(b) with respect to the Shares of Restricted Stock.

WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.

TECTONIC FINANCIAL, INC.

By:

Name:

Title:

PARTICIPANT

Name:

Title:

Date of Grant:

Number of Shares of Shares of Restricted Stock: